EXHIBIT 10.6

November 30, 2007

Mr. Julius Jackson

President

Millennium Group Worldwide, Inc.

2825 N 10th Street,

St. Augustine, Fl 32084

 TERMS OF PURCHASE AND DEVELOPMENT

Whereas the parties Amera Broward Central Inc. (Amera) seller, a corporation registered in the state of Florida and Millennium (Millennium) buyer, a corporation registered in the state of  Florida wish to establish the following:

1.

Amera may develop at Carishoca, a Caribbean Village incorporating a hotel, trade center, diplomatic buildings, offices, retail , restaurants, commercial entertainment venues, in accordance with a master plan approved in concept by the city of Lauderhill in the County of Broward, in the state of Florida.

2.

Amera at its sole discretion shall provide Millennium a fully developed serviced site with all infrastructure to complex building pad to accommodate the following:

(i)

A 150 room hotel of approximately 90,000 square feet.

(ii)

An office tower inclusive of an exhibition center and conference rooms comprising a trade center class of activity of approximately 100,000 square feet.

(iii)

A retail/restaurant/commercial component comprising upscale property of approximately 50,000 square feet.

All subject to the final design and use approvals of Amera, within the site planning criteria of Amera’s master plan agreements with the city of Lauderhill.

3.

The price of the sites is as follows:

(i)

150 room hotel

          $   4,400,000.00

(ii)

Office/Trade center

   5,000,000.00

(iii)

Retail

   7,000,000.00

Total Price

           $16,400,000.00

Plus Millennium will bear to cost of building a parking garage or pay the cost of use of such parking built by others.

Without responsibility on the part of Amera the following preliminary estimates of the

Millennium project cost is provided:

(i)

Hotel 150 rooms @ 100,000 per key

15,000,000.00

(ii)

Office/trade center 100,000 sq ft @ 170 per sq ft

17,000,000.00

(iii)

Retail 50,000 sq ft @ 160 per sq ft

  8,000,000.00

(iv)

Car park 600 cars @ 18,000 per unit

10,800,000.00

(v)

Acquisition cost incl infrastructure

            16,400,000.00

Total estimated project cost

          $67,200,000.00

4.

Ownership of the portion (Millennium) of the Carishoca Village will be vested by Amera to Millennium by way of a long term lease on such terms and conditions that will be applied by Amera at Amera’s discretion, to its tenants and owners within a Carishoca unified district.

5.

Design and construction of all (Millennium) improvements to the site that will comprise the foregoing (at Millennium’s cost), are subject to the approval of Amera and the regulatory authorities within the master planning process to be undertaken by Amera through the city of Lauderhill at Millennium’s cost. .

6.

Financing of the acquisition of the sites and development of these improvements, will be the responsibility of Millennium and sources of funding and project feasibility will have to be established to the satisfaction of Amera and the regulatory authorities prior to execution of a contract of sale.  It is Amera’s understanding that purchase and development to completion of this project will be financed through a Millennium IPO Offering.  Without commitment and at Amera’s discretion Amera will work with Millennium to pursue such financing and final development incentives that may be available to Millennium.

Amera reserves the right to terminate this offer of sale should at its discretion Amera determines that Millennium is unable to conclude acquisition and build out on a timely manner.

Amera’s expectation is that these investments will be completed by the end of 2010.

Sincerely,

AMERA BROWARD CENTRAL, INC.

            MILLENNIUM GROUP W0RLDWIDE INC

_________________________________                            _______________________________

Winston Fifi, Project Manager

Julius Jackson, President

Amera Broward Central, Inc.

2900 University Drive, Coral Springs, Florida  33065

Tel: 954-753-9500  Fax: 954-340-6001  Website:  www.accessamera.com

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